UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2009

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901

(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

MXenergy Inc. (“MXenergy”) and MXenergy Electric Inc., subsidiaries of MXenergy Holdings Inc. (the “Company”), entered the Fourth Amendment and Waiver, dated and effective as of June 8, 2009 (the “Credit Agreement Amendment”), to the Third Amended and Restated Credit Agreement dated as of November 17, 2008 (as amended to date, the “Credit Agreement”) with the Company and certain of its subsidiaries, as guarantors, the lenders party thereto and Société Générale, as administrative agent.

Pursuant to the terms of the Credit Agreement, the Company was required to achieve specified milestones related to the consummation of a Liquidity Event (as defined in the Credit Agreement).  Pursuant to the Credit Agreement Amendment, the date by which the Company is required to consummate a Liquidity Event was extended to June 15, 2009, pending delivery of the executed agreement for a Liquidity Event.  Additionally, certain amendments were made to the borrowing base under the Credit Agreement.

MXenergy also entered into the Twelfth Amendment to Master Transaction Agreement dated and effective as of June 8, 2009 (the “Hedge Agreement Amendment”), with the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider (the “Hedge Provider”), amending certain provisions of that certain Master Transaction Agreement dated as of August 1, 2006 (as amended to date, the “Hedge Agreement”).  The Hedge Agreement Amendment requires certain accrued payments be made to the Hedge Provider, together with an extension fee, no later than June 12, 2009.  Additionally, the Hedge Agreement Amendment amends the milestones required to be achieved thereunder with respect to a Liquidity Event, by: (A) replacing the existing requirement for the delivery of an executed agreement for a Liquidity Event with the requirement that by June 30, 2009, MXenergy deliver to the Hedge Provider written evidence satisfactory to the Hedge Provider of either: (i) the commencement of an exchange offer (or similar offer) by the Company for partial payment, conversion and restructuring of not less than 70% of the outstanding principal amount of its floating rate senior notes on or prior to July 31, 2009, or (ii) a binding commitment, in form and substance satisfactory to the Hedge Provider for the replacement of the Hedge Provider under the Hedge Agreement, or otherwise for the satisfaction and payment in full of all outstanding obligations of MXenergy under the Hedge Agreement; and (B) extending the date by which the Company is required to consummate a Liquidity Event to July 31, 2009.  Lastly, the Hedge Amendment requires MXenergy to maintain a borrowing base availability under the Credit Agreement of at least $10,000,000.

MXenergy also entered into Amendment No. 3, dated and effective June 8, 2009, to the Subordination and Intercreditor Agreement dated as of December 19, 2005, by and among Société Générale, Denham Commodity Partners Fund LP, the Company, MXenergy, MXenergy Electric Inc. and certain of their respective subsidiaries (as amended to date, the “Intercreditor Amendment”).  Pursuant to the Intercreditor Amendment, the definition of “Secured Counterparty Primary Collateral” was amended to include all variable priced products.  Previously, the definition of “Secured Counterparty Primary Collateral” had included only fixed priced products.

These descriptions of the Credit Agreement Amendment, Hedge Agreement Amendment and Intercreditor Amendment are qualified in their entirety by reference to the complete terms of such amendments which are attached to this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1

Fourth Amendment and Waiver to the Third Amended and Restated Credit Agreement, dated as of June 8, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain of its subsidiaries, as guarantors, the lenders party thereto and Société Générale, as administrative agent.

10.2

Twelfth Amendment to the Master Transaction Agreement, dated as of June 8, 2009, by and among MXenergy Inc., the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider.

10.3

Amendment No. 3, dated as of June 8, 2009, to the Subordination and Intercreditor Agreement dated as of December 19, 2005, by and among Société Générale, Denham Commodity Partners Fund LP, MXenergy Holdings Inc., MXenergy Inc., MXenergy Electric Inc. and certain of their respective subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: June 11, 2009	/s/ Carole R. Artman-Hodge
Name: Carole R. Artman-Hodge
Title: Executive Vice President and Secretary